EXHIBIT 32.2

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Charles Talbot, Chief Financial Officer of Chaparral Resources, Inc. (the "company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1. The company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 ("Quarterly Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;

and

     2. All of the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the company.



Date: November 9, 2005




/s/ Charles Talbot
---------------------------------
Charles Talbot
Chief Financial Officer